UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2005

News Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32352	26-0075658

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas, New York, New York 10036

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 852-7000

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On January 27, 2005, News Corporation (the “Company”) announced that it has extended the expiration date of its previously announced exchange offer for all of the outstanding shares of Fox Entertainment Group, Inc.’s (“Fox”) Class A common stock that the Company does not already own, upon the terms and subject to the conditions set forth in the prospectus for the exchange offer and the related Letter of Transmittal. The exchange offer, which was scheduled to expire at midnight, New York City time, on February 7, 2005, has been extended until midnight, New York City time, February 22, 2005.

Attached as exhibit 99.1 is the press release issued by the Company announcing the extension of the exchange offer for all outstanding shares of Fox Class A common stock.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press release announcing the extension of the exchange offer for all outstanding shares of Fox Class A common stock, dated January 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2005

NEWS CORPORATION

By:	/s/ Lawrence A. Jacobs

	Name:	Lawrence A. Jacobs
	Title:	Senior Executive Vice President
and Group General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release announcing the extension of the exchange offer for all outstanding shares of Fox Class A common stock, dated January 27, 2005.